UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 11, 2017

ARCHROCK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 836-8000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2017, Raymond (Randy) K. Guba was appointed to serve as the interim Chief Financial Officer of Archrock GP LLC, the managing general partner (the “General Partner”) of Archrock Partners, L.P. (the “Company”), effective December 12, 2017, until the General Partner selects a permanent Chief Financial Officer.  Mr. Guba also was appointed to serve as the interim Chief Financial Officer of Archrock, Inc. (“Archrock”), the indirect owner of the General Partner, effective that same day.

Prior to his appointment with the Company, since 2016 Mr. Guba, 58, provided business advisory and portfolio management consulting services to various businesses. Prior to that, Mr. Guba served as the Senior Vice President, Chief Financial Officer of Global Power, a publicly traded energy products and services business, from 2013 to 2016. Prior to joining Global Power, Mr. Guba served as Executive Vice President, Chief Financial Officer of FTS International, a privately owned global oil and gas services business, from 2011 to 2013.

In connection with the appointment of Mr. Guba, Archrock entered into a consulting agreement with Randstad Professionals US, LLC, d/b/a Tatum (“Tatum”), the employer of Mr. Guba. The Company estimates that Tatum will receive annual compensation of approximately $690,000 for Mr. Guba’s services pursuant to the agreement (based on the contracted rate of $345 per hour and an assumed 2,000 hours of services per year). The agreement may be terminated by either Tatum or Archrock upon written notice.  Other than as disclosed above, the Company does not have any other form of employment agreement with Mr. Guba, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. There are no other arrangements or understandings between Mr. Guba and any other person pursuant to which he was appointed as interim Chief Financial Officer. There are no family relationships between Mr. Guba and any executive officer or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

ARCHROCK PARTNERS, L.P.

	By:	Archrock General Partner, L.P., its general partner

	By:	Archrock GP LLC, its general partner

December 15, 2017	By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President and General Counsel